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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)             June 29, 2000
                                                          ---------------------

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
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               (Exact Name of Registrant as Specified in Charter)

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

                Bermuda                                 0-24796                            Not Applicable
-------------------------------------   --------------------------------------   ----------------------------------
     (State or Other Jurisdiction              (Commission File Number)                     (IRS Employer
           of Incorporation)                                                             Identification No.)

       Clarendon House, Church Street, Hamilton             HM CX Bermuda
 -------------------------------------------------   --------------------------
       (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code       (441) 296-1431
                                                     -----------------------

                                 Not Applicable
      -------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.           Disposition of Assets.


On June 29, 2000, Central European Media Enterprises Ltd. (the "Company") sold, pursuant to a call option (the "Call Option") held by SBS Broadcasting S.A. ("SBS"), certain notes (the "ITI Notes") held by the Company which were issued by International Trading and Investments Holdings S.A. ("ITI") for a purchase price equal to $37.25 million plus accrued interest (the "Purchase Price"). The ITI Notes are in the principal amount of $40.0 million and bear interest at a rate of 5% per annum. The ITI Notes generally mature on December 10, 2001 and are convertible into equity securities of ITI at the option of the holder after September 10, 2001, and may be redeemed for cash by ITI at any time prior thereto. The Call Option was granted to SBS as part of the Company's sale of its Hungarian assets to SBS in February 2000. $12.5 million of the Purchase Price proceeds were placed in escrow until the earlier of August 18, 2000 and the closing of the previously announced transaction pursuant to which the Company agreed to purchase a 98% controlling interest in Kanal A, the second lending commercial television broadcaster in Slovenia




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Item 7.  Financial Statements, Pro Form Financial Information and Exhibits.

Exhibits:

10.1 Option Agreement by and between SBS Broadcasting S.A. and Central European Media Enterprises Ltd., dated as of February 21, 2000 (incorporated by reference to Exhibit 10.56 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

99.1 Press Release of Central European Media Enterprises Ltd., dated June 29, 2000.








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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Central European Media Enterprises Ltd.
                                  (Registrant)


Dated:  July 12, 2000              By:      /s/ Frederic T. Klinkhammer
                                      ---------------------------------
                                           Frederic T. Klinkhammer

                                   Title:  President and Chief Executive Officer

                                   (Duly Authorized Officer)